Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 17, 2015, except for the last paragraph of Note 16, as to which the date is October 9, 2015, relating to the financial statements of Dimension Therapeutics, Inc., which appears in Dimension Therapeutics, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-206911).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
November 5, 2015